Exhibit 99.1

Duke Robotics Announces $750,000 Private Placement at a Premium to Market

Premium-Priced Financing with Participation from Long-Time Investors Strengthens Balance Sheet and is Expected to Support Near-Term Execution Opportunities the Company is Targeting

Fort Lauderdale, FL, January 5, 2026 -- Duke Robotics Corp. (OTCQB: DUKR) (“Duke Robotics” or the “Company”), a leader in advanced robotics technology and autonomous drone solutions for the civilian and defense markets, today announced that on December 30, 2025, it entered into definitive securities purchase agreements (the “Securities Purchase Agreements”) with a group of accredited investors in a private placement raising gross proceeds of $750,000. The private placement included participation from existing long-time investors of the Company.

The Company intends to use the net proceeds from the private placement for working capital, and general corporate purposes, including supporting ongoing operational and commercialization initiatives the Company is pursuing.

Pursuant to the Securities Purchase Agreements, the private placement consists of units priced at $0.36 per unit, with each unit comprising one share of the Company’s common stock and one warrant to purchase an additional share of common stock. Each warrant will be exercisable at a price of $0.65 per share and will expire on November 30, 2026, subject to extension under certain circumstances. The Securities Purchase Agreements also include price protection provisions in connection with certain future public offerings.

Additional details regarding the private placement are set forth in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 5, 2026.

The securities issued in the private placement were offered pursuant to exemptions from registration under the Securities Act of 1933, as amended, and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements.

About Duke Robotics

Duke Robotics Corp. (OTCQB: DUKR) develops advanced stabilization and autonomous robotic drone systems for both civilian and defense markets. The Company’s Insulator Cleaning Drone (IC Drone) is a first-of-its-kind, drone-enabled system for cleaning and monitoring high-voltage electric utility insulators. Leveraging Duke’s technologies, the IC Drone provides a safer, more efficient, and cost-effective alternative method. In defense, through a collaboration agreement with Elbit Systems Land Ltd. (“Elbit”), the Bird of Prey weapons drone system is an agile, fully stabilized remote weapon system designed for non-line-of-sight and stand-off engagements, marketed by Elbit under the brand name Bird of Prey (formerly known as TIKAD). For additional Company information, please visit https://dukeroboticsys.com and follow us on Twitter (X) and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements. Words such as “future” and similar expressions, or future or conditional verbs such as “will,” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs, assumptions, and information currently available to us. For example, we are using forward-looking statements when we discuss the expected use of proceeds from the private placement. Our actual results may differ materially from those expressed or implied due to known or unknown risks and uncertainties. These include, but are not limited to, risks related to the successful market adoption of our technologies, the continued development and refinement of our technology, fluctuations in foreign currency exchange rates, operational challenges associated with marketing activities in new markets, economic conditions that may affect defense spending and infrastructure investment, geopolitical factors that could impact business operations, regulatory challenges in various regions, and competition from technological advances. For additional information on these and other risks and uncertainties, please see our filings with the Securities and Exchange Commission, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any subsequent filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Company Contact:

Duke Robotics Corp.
Yossef Balucka, CEO
invest@dukeroboticsys.com

Capital Markets & IR:

Arx Investor Relations
North American Equities Desk
duke@arxhq.com